Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC
For more information contact	Equal Housing Lender
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Announces Agreement to Sell

$15 million of Common Shares to the Carpenter Funds

Costa Mesa, Calif. — March 5, 2013 — (Globenewswire) — Pacific Mercantile Bancorp (NASDAQ: PMBC) announced today that it has entered into a Stock Purchase Agreement to sell up to a total of 2,222,222 shares of its common stock, at a price of $6.75 per share in cash, to Carpenter Community BancFund LP and Carpenter Community BancFund-A LP (collectively, the “Carpenter Funds”). The price of $6.75 per share of common stock represents a 13% premium over the $5.95 closing price of the Company’s common stock on February 26, 2013, the day before the effective date of the Agreement. The net proceeds from the sale of those shares, which are expected to total approximately $14,800,000, will be contributed by the Company to a new wholly-owned asset management subsidiary, which will use those proceeds to fund the purchase of nonperforming loans and foreclosed real properties from the Company’s wholly-owned banking subsidiary, Pacific Mercantile Bank. Following the purchase of those assets, the new asset management subsidiary will focus its efforts and resources principally on managing and disposing of those assets. The sale of those assets by the Bank to that subsidiary is expected to result in improvements in the Bank’s financial condition and future financial performance and, at the same time, will provide the Bank with additional financial resources that it plans to use to fund new loans and grow its business.

“One of the responsibilities of a bank holding company is to be a source of financial strength for its banking subsidiary and the sale of the shares to the Carpenter Funds and the use of the sales proceeds to purchase non-performing assets from the Bank are being undertaken in furtherance of that responsibility,” stated Raymond E. Dellerba, President and CEO of the Company. “Most of the non-performing assets we will be purchasing from the Bank are assets which have proven to be the most difficult to sell or resolve due to the poor condition of the properties or the financial difficulties of the borrowers,” added Mr. Dellerba. We are appreciative of the willingness of the Carpenter Funds to purchase our shares at a price above our recent market prices to enable us to purchase these assets,” stated CEO Dellerba.

Consummation of the sale of the Company’s common stock to the Carpenter Funds pursuant to the Stock Purchase Agreement and the use of the net proceeds from that sale of shares to purchase non-performing assets from the Bank are subject to the receipt by the Company and the Carpenter Funds of federal bank regulatory approvals, and the satisfaction of conditions customary for transactions of this nature, in each case by no later than April 15, 2013, unless that date is extended by agreement of the Company and the Carpenter Funds.

If the sale of the shares is consummated, the Carpenter Funds will own, beneficially, approximately 34% of the Company’s outstanding voting shares, as compared to 28%, which they currently own.

The sale of the shares of common stock to the Carpenter Funds also will strengthen the Company’s financial condition by increasing its capital and capital ratios. However, the Bank’s sale of non-performing assets to the Company’s new asset management subsidiary will not result in changes in or improvements to the Company’s consolidated financial condition or operating results, because those non-performing assets will remain on the

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Pacific Mercantile Bancorp

Press Release

March 5, 2013

Company’s consolidated balance sheet and the costs of managing and disposing of those assets, and any losses that may be recognized on their sale or other disposition, will continue to negatively affect the Company’s consolidated operating results and cash flows until the sales or dispositions of those assets are completed.

The summary of the Stock Purchase Agreement set forth above in this news release is not intended to be complete and is qualified in their entirety by reference to that Agreement, a copy of which is appended as Exhibit 10.1 to the Company’s Current Report on Form 8-K which the Company will be filing with the SEC by March 5, 2013.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates a total of seven financial centers in Southern California, four in Orange County and one each in Los Angeles and San Diego Counties, and another in the Inland Empire in San Bernardino County. The four Orange County financial centers are located, respectively, in the cities of Newport Beach, Costa Mesa (which is visible from the 405 and 73 Freeways), La Habra and San Juan Capistrano (which is our South County financial center that is visible from the Interstate 5 Freeway). Our Los Angeles County financial center is located in the city of Beverly Hills. Our San Diego financial center is located in La Jolla and our Inland Empire financial center is located in the city of Ontario (visible from the Interstate 10 Freeway). In addition, the Bank offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs and views about our future financial condition and performance and our business. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial condition or results of operating in the future to differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

In addition to the risk of incurring loan losses, which is an inherent feature of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that the Stock Purchase Agreement and the sale of shares contemplated thereby will have to be terminated, in the event we are not able to obtain required regulatory approvals or other conditions to the consummation of the transactions contemplated by that Agreement are not satisfied; the risk that expected benefits from the transactions contemplated by the Stock Purchase Agreement, including from the sale by the Bank of nonperforming assets, may not materialize; the risk that the economic recovery in the United States, which is still relatively fragile, will be adversely affected by domestic or international economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations in the future; uncertainties and risks with respect to the effects that our compliance with the Federal Reserve Bank regulatory agreement (the “FRB Agreement”) and regulatory order of the California Department of Financial Institutions (the “DFI Order”) will have on our business and results of operations because, among other things, that Agreement and that Order impose restrictions on our operations and our ability to grow our banking franchise, and the risk of potential future supervisory action against us or the Bank by the FRB or the DFI if we are unable to meet the requirements of the FRB Agreement or the DFI Order; the risk that our earnings will be hurt by our recent exit from the wholesale mortgage lending business because that will result in a reduction, which could be significant, in our mortgage banking revenues; the risk that our interest margins and, therefore, our net interest income will be adversely affected if the economy remains weak or interest rates remain low for an extended period of time; the risk that we will not be able to manage our interest rate risks effectively, including the additional interest rate risks associated with our residential

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Pacific Mercantile Bancorp

Press Release

March 5, 2013

mortgage lending business, in which event our operating results could be harmed; and the prospect that government regulation of banking and other financial services organizations will increase, causing our costs of doing business to increase and restricting our ability to take advantage of business and growth opportunities. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K that we filed with the SEC on February 27, 2012, as updated and modified by the discussion of risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, which we filed with the SEC on May 7, 2012 and August 14, 2012, respectively, and readers of this news release are urged to review the additional information contained in those reports.

Due to these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance.

We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

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